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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2002

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                           MILLER EXPLORATION COMPANY
             (Exact name of Registrant as specified in its charter)


           Delaware                     0-23431                38-3379776
       (State or other          (Commission File Number)    (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

    3104 Logan Valley Road
    Traverse City, Michigan                                      49685
     (Address of principal                                     (Zip code)
      executive offices)

       Registrant's telephone number, including area code: (231) 941-0004

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 2. Sale of Assets.

         On September 30, 2002, Miller Exploration Company (the "Company") completed the sale of its 35% working interest in the Pine Grove Field oil and gas assets located in Jones County, Mississippi to Bean Industries, Inc. Bean Industries, Inc., is a private exploration and production company which previously held a 55% working interest in the field as a joint venture partner. The sale includes the Price #1 and Board of Education 16-11 #1 wells along with associated oil and gas leasehold. The book value of these assets represent less than 10% of the Company's total assets. The purchase price of $3.75 million was paid in cash and was determined using discounted future cash flows based on estimated reserve quantities of the assets.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

         None.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            MILLER EXPLORATION COMPANY
                                            (Registrant)



                                            By:   /s/ Deanna L. Cannon
                                               ---------------------------------
                                                     Deanna L. Cannon
                                                     Chief Financial Officer

Date: October 4, 2002